UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

Air Transport Services Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38510	13-2656671
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Hunter Drive, Wilmington, OH 45177

(Address of principal executive offices, and zip code)

(937) 382-5591

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Irish Credit Agreement and Guarantee and Collateral Agreement

On March 1, 2023, Air Transport Services Group, Inc., a Delaware corporation (the “Company”), Airborne Global Leasing Limited, an Irish private company limited by shares and wholly-owned subsidiary of the Company (the “Irish Borrower”), and Cargo Aircraft Management, Inc., a Florida corporation and wholly-owned subsidiary of the Company (“CAM”), entered into that certain Credit Agreement (the “Irish Credit Agreement”) by and among the Irish Borrower, the Company, as a guarantor, CAM, as a guarantor, the financial institutions party thereto as lenders (collectively, the “Lenders”) and Truist Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). The Irish Credit Agreement is comprised of a U.S. dollar $100 million secured revolving loan credit facility, including a $7.5 million letter of credit sub-facility. The maturity date of the Irish Credit Agreement is October 19, 2027. Capitalized terms used but not defined herein have the respective meanings set forth in the Irish Credit Agreement.

Borrowings under the Irish Credit Agreement bear interest at the Irish Borrower’s election at a variable rate equal to (a) one- or three-month adjusted term SOFR (the forward-looking secured overnight financing rate) plus 0.10%, subject to a floor of 0%, (b) daily one-month adjusted term SOFR plus 0.10%, subject to a floor of 0% (the “Index Rate”) or (c) an alternate base rate, in each case plus an applicable margin. The applicable margin will be between 1.00% and 1.875% per annum for SOFR loans and between 0.00% and 0.875% per annum for alternate base rate loans, in each case based on the Company’s consolidated secured leverage ratio as tested under the Irish Credit Agreement. The alternate base rate is determined as the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) the Index Rate in effect on such day plus 1.0%, and in any event subject to a floor of 0%.

The Irish Borrower is also required under the Irish Credit Agreement to pay a quarterly commitment fee at a per annum rate ranging from 0.125% to 0.25% on the average daily amount of the unused revolving commitments of the Lenders, based on the Company’s consolidated secured leverage ratio as tested under the Irish Credit Agreement, and certain other fees as agreed between the Irish Borrower and the Administrative Agent.

The Irish Credit Agreement contains customary representations and warranties, covenants and events of default substantially the same as the Amended U.S. Credit Agreement (as defined below) that, in certain circumstances, among other things, restrict the ability of the Company and its subsidiaries (including CAM and the Irish Borrower) to incur additional indebtedness, enter into mergers or consolidations or liquidate, dissolve or dispose of assets, to change the nature of their businesses, declare or pay dividends on or repurchase capital stock, grant additional liens and make loans and investments. Consistent with, and on the same terms as, the Amended U.S. Credit Agreement, the Irish Credit Agreement requires the Company, on a consolidated basis, to maintain specified financial ratios and a minimum collateral value and satisfy certain financial condition tests including (i) a fixed charge coverage ratio, tested quarterly, of not less than 1.25 to 1.00, (ii) a secured leverage ratio, tested quarterly, not to exceed 3.5 to 1.0 (subject to a customary “acquisition holiday” provision that permits the secured leverage ratio to increase by 0.50 to 4.00 for the four fiscal quarter period ending on or following the date of a permitted acquisition or other investment by the Company in excess of $50,000,000), (iii) a total leverage ratio, tested quarterly, not to exceed 4.25 to 1.00 (subject to a customary “acquisition holiday” provision that permits the total leverage ratio to increase by 0.50 to 4.75 for the four fiscal quarter period ending on or following the date of a permitted acquisition or other investment by the Company in excess of $50,000,000), and (iv) the ratio of aggregate qualified aircraft collateral value to outstanding loans under the Irish Credit Agreement to be, at all times, not less than 1.15 to 1.00, subject to a cure period to add additional qualified aircraft and shall not be required to be tested for any quarter during any Collateral Suspension Period (as defined below).

The Irish Credit Agreement contains customary events of default that are substantially the same as the events of default under the Amended U.S. Credit Agreement, including failure to pay principal or interest, breaches of representations and warranties, failure to observe covenants and other terms of the applicable credit agreement, cross-defaults to other indebtedness (including any events of default under the Amended U.S. Credit Agreement and related loan documents), bankruptcy, insolvency, invalidity of lien position, various ERISA violations, the incurrence of material judgments and changes in control.

In connection with the Irish Credit Agreement, the obligations of the Irish Borrower under the Irish Credit Agreement shall be secured from time to time by certain qualified aircraft of CAM and the Irish Borrower, and the Company and certain of the Company’s present and future, direct and indirect, subsidiaries (including Airborne Freighter Holdings Limited, an Irish private company limited by shares (the “Irish Guarantor”)) guarantee the obligations of the Borrower under the Irish Credit Agreement and the related documents under the Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”), dated as of March 1, 2023, by and among CAM, the Company, Irish Guarantor and certain other of the domestic wholly-owned subsidiaries of the Company.

Consistent with, and on the same terms as, the Amended U.S. Credit Agreement, the Irish Credit Agreement provides for the release of all of the collateral securing the obligations under the Irish Credit Agreement and the Guarantee and Collateral Agreement if the Company obtains an investment grade rating from two out of the three rating agencies (such a period being a “Collateral Suspension Period”), subject to reversion if any two such rating agencies withdraw the Company’s investment grade rating or downgrade the Company’s rating below investment grade.

If an event of default occurs under the Irish Credit Agreement, and is not cured within any applicable grace period and is not waived, the Administrative Agent and the Lenders are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder, termination of commitments under the Irish Credit Agreement and realization upon the collateral securing the revolving credit facility pursuant to the terms of the Irish Credit Agreement and the Guarantee and Collateral Agreement.

Second Amendment to Third Amended and Restated Credit Agreement and Collateral Agreement

On March 1, 2023, the Company, CAM and certain of the Company’s other subsidiaries entered into the Second Amendment to Third Amended and Restated Credit Agreement (the “Second Amendment”) by and among the Company, CAM, certain subsidiaries of the Company party thereto as subsidiary guarantors, the financial institutions party thereto as lenders (the “U.S. Lenders”) and Truist Bank, as administrative agent (in such capacity, the “U.S. Administrative Agent”). The Second Amendment further amends that certain Third Amended and Restated Credit Agreement, dated as of April 6, 2021 (the “Existing U.S. Credit Agreement”) by and among the Company, CAM, the U.S. Lenders and the U.S. Administrative Agent, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement and Other Credit Documents (the “First Amendment”), dated as of October 19, 2022, by and among the Company, CAM, certain subsidiaries of the Company party thereto, the U.S. Lenders and the U.S. Administrative Agent. The Existing U.S. Credit Agreement as amended by the First Amendment and the Second Amendment shall be referred to herein as the “Amended U.S. Credit Agreement”.

The Second Amendment amends the Existing U.S. Credit Agreement to make certain conforming changes to the Existing U.S. Credit Agreement to align with the terms of the Irish Credit Agreement.

As a condition to the effectiveness of the Second Amendment and as required under the terms of the Amended U.S. Credit Agreement, CAM entered into the Collateral Agreement (Intercompany Note), dated as of March 1, 2023, by and between CAM and the U.S. Administrative Agent (the “Collateral

Agreement”), pursuant to which CAM shall grant a lien on, and a security interest in, a certain intercompany promissory note made by the Irish Borrower to the order of CAM to further secure the obligations of CAM under the Amended U.S. Credit Agreement.

Except as set forth in the Second Amendment, all other terms and conditions under the Existing U.S. Credit Agreement, as amended by the First Amendment, and all of the other Loan Documents (as defined in the Amended U.S. Credit Agreement) remain in full force and effect.

Copies of the Irish Credit Agreement (Exhibit 10.1), the Guarantee and Collateral Agreement (Exhibit 10.2), the Second Amendment (Exhibit 10.5) and the Collateral Agreement (Exhibit 10.6) are filed with this Form 8-K. The foregoing descriptions of the Irish Credit Agreement, the Guarantee and Collateral Agreement, the Second Amendment and the Collateral Agreement (collectively, the “Filed Agreements”) do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, each of which is incorporated herein by reference.

The Filed Agreements are intended to provide the reader with information regarding their respective terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the Filed Agreements. The Filed Agreements contain representations, warranties and covenants by the parties thereto, and those representations, warranties and covenants: (1) were made solely for purposes of each Filed Agreement and for the benefit of the parties specified therein; (2) have been qualified by disclosures that were made to the other parties in connection with the negotiation of each Filed Agreement, including being qualified by confidential disclosures made by one party to others for the purpose of allocating contractual risk among them that differ from those applicable to investors; (3) may apply standards of materiality in a way that is different from what may be viewed as material to the reader or other investors; (4) were made only as of the date of each Filed Agreement or such other dates specified in the applicable Filed Agreement and are subject to more recent developments; and (5) may not describe the actual state of affairs as of the date they were made or at any other time.

Investors should not rely on the representations, warranties and covenants in any Filed Agreement, or any description thereof, as characterizations of the actual state of facts or the condition of the Company or its subsidiaries. Investors should review each Filed Agreement, or any descriptions thereof, not in isolation, but only in conjunction with the other information about the Company and its subsidiaries that the Company includes in reports, statements and other filings it makes with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 regarding the creation of a direct financial obligation is included in Item 1.01 of this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. Exhibits denoted with an asterisk (*) are filed herewith.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of March 1, 2023, by and among Airborne Global Leasing Limited, as borrower, Cargo Aircraft Management, Inc. and Air Transport Services Group, Inc., as guarantors, the lenders from time to time party thereto, Truist Bank, as administrative agent, JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and Regions Bank, as co-syndication agents, and Bank of America, N.A., as documentation agent.

10.2*	Guarantee and Collateral Agreement, dated as of March 1, 2023, made by Cargo Aircraft Management, Inc., as a grantor and a guarantor, and certain of its affiliates, including Air Transport Services Group, Inc. and Airborne Freighter Holdings Limited, as guarantors, in favor of Truist Bank, as administrative agent.

10.3	Third Amended and Restated Credit Agreement, dated as of April 6, 2021, by and among Cargo Aircraft Management, Inc., as borrower, Air Transport Services Group, Inc., the lenders and other financial institutions from time to time a party thereto, Truist Bank, as administrative agent and a lender, Bank of America, N.A., JPMorgan Chase Bank, N.A., and PNC Bank, National Association, as co-syndication agents and Regions Bank, as documentation agent (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2021).

10.4	First Amendment to Third Amended and Restated Credit Agreement and Other Credit Documents, dated as of October 19, 2022, by and among Cargo Aircraft Management, Inc., as borrower, Air Transport Services Group, Inc. (“ATSG”), certain other subsidiaries of ATSG party thereto, each of the financial institutions party thereto as lenders, and Truist Bank, in its capacity as administrative agent (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 20, 2022).

10.5*	Second Amendment to Third Amended and Restated Credit Agreement, dated as of March 1, 2023, by and among Cargo Aircraft Management, Inc., as borrower, Air Transport Services Group, Inc. (“ATSG”), certain other subsidiaries of ATSG party thereto, each of the financial institutions party thereto as lenders, and Truist Bank, in its capacity as administrative agent.

10.6*	Collateral Agreement (Intercompany Note), dated as of March 1, 2023, made by Cargo Aircraft Management, Inc., as grantor, in favor of Truist Bank, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Air Transport Services Group, Inc.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Chief Legal Officer & Secretary

Date: March 3, 2023